UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 6, 2018

SendGrid, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-38275	27-0654600
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1801 California Street, Suite 500 Denver, CO	80202
(Address of Principal Executive Offices)	(Zip Code)

888-985-7363

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐                     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On August 6, 2018, SendGrid, Inc. (the “Company”) entered into an amendment to its existing loan and security agreement (the “Tenth Amendment to Loan and Security Agreement”) with Pacific Western Bank (the “Bank”). The Tenth Amendment to Loan and Security Agreement, among other things, modified the terms of that certain Loan and Security Agreement dated as of June 27, 2013, by and between the Company and the Bank (as amended, the “LSA”) to (i) amend the interest rate to a variable annual rate equal to the Prime Rate (as defined in the LSA) and (ii) increase the maximum unfinanced capital expenditures from $20,000,000 to $25,000,000 for each named reporting period in the Tenth Amendment to Loan and Security Agreement.

A copy of the Tenth Amendment to Loan and Security Agreement is attached as Exhibit 10.1 hereto and is incorporated herein by reference. The foregoing descriptions of the Tenth Amendment to Loan and Security Agreement do not purport to be complete and are qualified in their entirety by reference to such exhibits.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 is incorporated by reference into this Item 2.03.

Item 9.01              Financial Statements and Exhibits.

(d)           Exhibits

Exhibit No.	Description
10.1	Tenth Amendment to Loan and Security Agreement, dated as of August 6, 2018 by and between SendGrid, Inc. and Pacific Western Bank.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SendGrid, Inc.

Dated: August 8, 2018	By:	/s/ Michael Tognetti
Michael Tognetti
Senior Vice President, General Counsel